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                                                                   EXHIBIT 4.4

                                   GREAT LAKES REIT
                           AMENDED AND RESTATED OPTION PLAN
                               FOR INDEPENDENT TRUSTEES


     As of this date, July 27, 1998, Great Lakes REIT, a Maryland real estate investment trust (the "Company"), as the successor issuer to Great Lakes REIT, Inc., hereby amends and restates Great Lakes REIT, Inc.'s Option Plan for Independent Directors (the "Plan"), originally established on July 2, 1992 and amended from time to time thereafter, effective with respect to members of the Board of Trustees who are not employees of the Trust ("Independent Trustees").

     1.   STATEMENT OF PURPOSE   The purpose of the Plan is to benefit Great
Lakes REIT (the "Company") through the maintenance and development of the Company's management and capital base by offering the Trustees of the Company who are not affiliated with the Company ("Independent Trustees") an opportunity to become holders of common shares of beneficial interest, $.01 par value per share ("Common Shares"), in the Company over a period of years through the grant of options (hereafter "Options"), thereby giving the Independent Trustees a stake in the growth and prosperity of the Company and encouraging the continuance of the Independent Trustee's services to the Company.

     2.   ADMINISTRATION   Except as otherwise noted herein, the Plan shall be
administered by the Company's Board of Trustees (the "Board"), whose interpretation of the terms and provisions of the Plan shall be final and conclusive. No such member of the Board shall be liable for any such action or determination made in good faith with respect to the Plan or any Option granted thereunder. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan including the granting of an Option to himself. Any such member also may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

     3.   ELIGIBILITY   Options shall be granted hereunder only to Independent
Trustees, however, this limitation shall not operate to limit the right of the Company to grant options to other individuals pursuant to other plans.

     4.   GRANTING OF OPTIONS   The Board may grant options under which Common
Shares may be purchased from the Company, subject to adjustment as provided in Paragraph 13. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Shares subject to Options will be authorized but unissued Common Shares or treasury shares of such class reacquired by the Company. The number of Options granted Independent Trustees shall be determined according to the terms of resolutions adopted by the Board.

     5. FAILURE TO EXERCISE OPTION In the event that an Option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled Option). Shares subject to options may be made available from unissued or reacquired Common Shares.

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     6.   SERVICE CONTINUATION  Nothing contained in the Plan or in any Option granted pursuant thereto shall confer upon the Independent Trustees any right to be continued in the service of the Company, or interfere in any way with the right of the Company's shareholders to remove the Independent Trustees subject to the terms of the Company's Amended and Restated Declaration of Trust or applicable law.

     7.   OPTION PRICE   The Option price of any Options granted to Independent
Trustees hereunder subject to the provisions of Paragraph 13, shall be the Fair Market Value of the shares of beneficial interest at the end of each calendar year. For the purpose of this Plan "Fair Market Value" shall mean: (i) the Net Asset Value of a Share as last determined by the Board, or (ii) if the shares of the Company have been listed on a national or regional market, the average of the highest sales price per share of the Common Shares on such market or exchange on each of the five trading days immediately preceding the relevant date.

     8.   DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS   All Options granted
under the Plan shall be evidenced by written Option certificates signed by an officer of the Company. Any term or condition of any Option granted hereunder that the Board is empowered to establish may be determined through an appropriate provision in the form of written Option certificate evidencing the grant. Such certificates shall comply with and be subject to the following terms and conditions, which are expressly a part of this Plan. Subject to the provisions of Paragraph 9 hereof, each Option granted Independent Trustees shall be for terms of ten (10) years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period. Until all conditions regarding the exercise of any Option are satisfied, no right to vote or receive dividends or other rights granted to shareholders shall exist with respect to optioned shares. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the Option is effectively exercised, except as provided in the Plan.

     9. CONSEQUENCE OF CHANGE IN CONTROL For purposes of this Plan the term "Change in Control" shall mean the occurrence, at any time during the specified term of an Option granted under the Plan, of any of the following events:

     (a) The Company is merged or consolidated or reorganized into or with another trust, corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined Voting Power (as defined below) of the then-outstanding securities of such trust, corporation or person immediately after such transaction are held in the aggregate by the holders of Common Shares immediately prior to such transaction;

     (b) The Company sells or otherwise transfers all or substantially all of its assets to any other trust, corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such trust, corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Shares immediately prior to such sale or transfer;

     (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act)


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has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

     (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

     (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Trustees of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each trustee of the Company first elected during such period was approved by a vote of at least two-thirds of the Trustees of the Company then still in office who were trustees of the Company at the beginning of any such period.

     Notwithstanding the foregoing provisions of Section 11(c) and (d) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company; (B) a subsidiary of the Company; or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-l, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any subsidiary of the Company. For the purpose of this Plan, "Voting Power" means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of trustees of the Company.

     Notwithstanding any other provisions in the Plan, during the period of thirty (30) days after any Change in Control, an Independent Trustee (or other person entitled to exercise an Option granted under the Plan) (in either case, the "Optionholder") shall have the right to require the Company to purchase from him any Option granted under the Plan at a purchase price equal to (1) the excess of the Fair Market Value per share as of the date of the notice over the Option price (2) multiplied by the number of Common Shares subject to such Option specified by the Optionholder for purchase in a written notice to the Company, attention of the Secretary. The amount payable to each Optionholder by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

     10.  EXERCISE OF OPTION   (a) An Option may be exercised by giving written
notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, or by Common Shares or by a combination of these methods of payment. For this purpose, the share value of the Common Shares shall be the fair market value on the date of exercise as defined above.


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          (b)  At the time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionholder (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the Common Shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionholder upon his exercise of part or all of the Option.

          (c) Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (d) At the time of the exercise of any Option the Company may require, as a condition of the exercise of such Option, the Optionholder to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction for Federal income tax purposes as a result of the exercise of such Option by the Optionholder.

     11. EXERCISE AFTER RETIREMENT OR DISMISSAL OF AN INDEPENDENT TRUSTEE. The retirement, "removal", or failure of an Independent Trustee to be reelected to the Board of Trustees shall not effect the Options that were granted hereunder previous to such event, unless an Independent Trustee has been removed from the Board by a vote of the shareholders "for cause" under the Company's Amended and Restated Declaration of Trust and Bylaws, in which event the term of any Options previously granted the Independent Trustee shall toll, and all rights to purchase shares pursuant thereto must be exercised within six months from such date.

     12. TRANSFERABILITY OF OPTIONS The Options shall not be transferable except: (i) to an Independent Trustee's employer or an affiliate of such employer, (ii) to one or more trusts established solely for the benefit of one or more members of the Independent Trustee's family or to one or more partnerships in which the only partners are members of the Independent Trustee's family or to another entity established by the Independent Trustee for estate planning purposes or (iii) by will or the laws of descent and distribution. An Independent Trustee or his/her assignee shall provide the Company written notice of any such transfer, and any such transfer shall not effect the conditions of the exercise of the Option except as otherwise noted herein.

     13.  ADJUSTMENT   The number of shares subject to the Plan and to Options
granted under the Plan shall be adjusted as follows:

          (a) in the event that the Company's outstanding number of Common Shares is changed by any share dividend, share split or combination of shares, the number of shares subject to the Plan and to Options granted thereunder shall be proportionately adjusted;

          (b) in the event of any merger, consolidation or reorganization of the Company with any other trust, corporation or corporations, there shall be substituted, on an equitable basis as


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determined by the Board, for each share of beneficial interest then subject to the Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of beneficial interest in the Company will be entitled pursuant to the transaction; and

          (c) in the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of beneficial interest then subject to the Plan, whether or not then subject to outstanding Options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     14.  TRUSTEE INDEMNIFICATION   In addition to such other rights of
indemnification as they have as trustees or as members of the Board, the members of the Board making determinations hereunder shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement is approved by independent legal counsel selected by the Company or paid by them in satisfaction of a judgement in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a trustee shall, in writing, offer the Company the opportunity, at its own expense, to defend the same.

     15. AMENDMENT OF PLAN The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) change or impair any Option previously granted, without the consent of the Optionholder, (b) change the minimum purchase price, or (c) change the limitations on the option period or increase the time limitations on the grant of Options.

     16.  EFFECTIVE DATE   The Plan became effective on July 2, 1992 and was
previously amended on December 5, 1996 and November 18, 1997.

     IN WITNESS WHEREOF, this Option Plan has been adopted by the duly authorized trustees of the Company on the date above written.



By:  /s/ Richard L. Rasley
     ----------------------------
     Richard L. Rasley, Secretary


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                                   GREAT LAKES REIT
                NON-QUALIFIED OPTION CERTIFICATE / INDEPENDENT TRUSTEE

     This is to certify that on this _____ day of _________, 19__, Great Lakes REIT, a Maryland real estate investment trust (the "Company"), pursuant to the amended and restated Great Lakes REIT Option Plan for Independent Trustees (the "Plan"), hereby grants to ___________________________________ (the "Trustee") an
option to purchase _______________________ common shares of beneficial interest, par value $.01 per share ("Common Shares"), in the Company upon the terms and conditions set forth herein. The Trustee and other individuals to whom an option or any portion thereof has been granted or transferred hereunder may be referred to herein as the "Optionholder" as necessary.

     1. The purchase price, payable upon exercise of the option, shall be $_____ per share, subject to adjustment as provided in paragraph 6 below.

     2. The exercise of the option shall be subject to the following conditions:

          (a) The option shall become exercisable with respect to the total number of shares subject to the option immediately after the date of the grant. The Board administering the Plan may in its discretion accelerate the exercisability of the option subject to such terms and conditions as it deems necessary and appropriate. All or any part of the shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

          (b) The option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check or by Common Shares or by a combination of such methods of payment. At the time of any exercise of the option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionholder (or his heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionholder upon his exercise of part or all of the option and a stop transfer order may be placed with the Company's transfer agent. The option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     3. The term of the option is ten (10) years, but is subject to earlier expiration as provided in paragraph 5. The option thus is not exercisable to any extent after the expiration of ten (10) years from the date of this option certificate, or after any earlier expiration date that may be applicable under the terms of paragraph 5, unless the Board extends the term of the option for such additional period as the Board, in its discretion, determines, provided that in no event shall the aggregate option period, including the original term of the option and any extensions thereof, exceed ten (10) years.


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     4.   The options shall not be transferable except: (i) to an Independent
Trustee's employer or an affiliate of such employer, (ii) to one or more trusts established solely for the benefit of one or more members of the Independent Trustee's family or to one or more partnerships in which the only partners are members of the Independent Trustee's family or (iii) by will or the laws of descent and distribution. An Independent Trustee or his/her assignee shall provide the Company written notice of any such transfer, and any such transfer shall not effect the conditions of the exercise of the Option except as otherwise noted herein or in the Plan.

     5. In the event the Trustee is removed by a vote of the shareholders "for cause" under the Company's Amended and Restated Declaration of Trust and Bylaws the term of any option granted hereunder shall toll, and all rights to purchase shares pursuant thereto must be exercised within six months from the termination date.

     6. The number of shares subject to the option shall be adjusted as follows: (a) in the event that the Company's outstanding number of Common Shares is changed by any share dividend, share split or combination of shares, the number of shares subject to the option shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other trust, corporation or corporations, there shall be substituted on an equitable basis as determined by the Board for each Common Share then subject to the option, the number and kind of shares of stock or other securities to which the holders of beneficial interest of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board shall provide for an equitable adjustment in the number of shares of beneficial interest then subject to the option. In the event of such adjustment, the purchase price per share shall be proportionately adjusted.

     7. Notwithstanding any other provisions in the Plan, during the period of thirty (30) days after any "change in control," each Optionholder shall have the right to require the Company to purchase from him any option granted under the Plan and held by him at a purchase price equal to (a) the excess of the "Fair Market Value" (as defined in the Plan) per share over the option price (b) multiplied by the number of option shares specified by him for purchase in a written notice to the Company, attention of the Secretary. The amount payable to each Optionholder by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

     8. The granting of this option shall not modify in any way the terms and conditions of the Trustee Agreement (if any).

     9. The Optionholder(s) shall not have any rights of shareholders with respect to the shares of beneficial interest subject to the option until such shares of beneficial interest are actually issued upon exercise of the option.


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     IN WITNESS WHEREOF, this instrument has been executed by the duly authorized officer of the Company on the date above written.


Great Lakes REIT



By:                                                , Secretary
   ------------------------------------------------
     Richard L. Rasley


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